EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

First Quarter Fiscal Year 2015

•                  Revenue for First Quarter reported at $35.5M

•                  Bookings for First Quarter reported at $22.3M

•                  Company Declaring Quarterly Dividend of $0.50 per share

BILLERICA, Mass. — July 31, 2014 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the first quarter fiscal year 2015 ended June 30, 2014. The Company reported revenues of $35.5 million as compared with revenues of $43.1 million for the first quarter of fiscal year 2014, net income of $1.5 million as compared with net income of $4.9 million for the first quarter of fiscal year 2014, and earnings per share of $0.18 as compared with earnings per share of $0.62 for the first quarter of fiscal year 2014.

The Company reported $22.3 million in bookings for the first quarter of fiscal year 2015 as compared with $29.9 million in bookings for the first quarter of the prior fiscal year. Backlog at June 30, 2014 was $162.9 million.

The Company is declaring a quarterly cash dividend of $0.50 per share, payable on September 3, 2014 to the holders of record at the close of business on August 20, 2014.

“While we continue to make significant progress on our long-term strategic growth initiatives, we are still experiencing quarter-to-quarter volatility,” said Chuck Dougherty, AS&E’s President and Chief Executive Officer. “Escalating conflicts in the Middle East delayed both shipments and anticipated bookings in the quarter. Our pipeline, however, is substantial and continues to steadily grow. The successful introduction of our breakthrough MINI Z™ portable screening system, the launch of a new North American Public Safety channel, and other strategic initiatives now underway will continue to help us leverage our technology leadership to expand the application reach of our offerings into targeted markets.”

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous webcast to discuss the results and respond to questions. The conference call and webcast will include a presentation and are scheduled for Thursday, July 31, 2014 at 8:30 a.m. ET.

To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, please dial +1-760-536-5194. The conference identification number is 76073890. You will be placed on hold until the conference call is ready to begin. The live webcast and presentation can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/events.cfm.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, July 31, 2014 at 11:30 a.m. ET for a one-week period by dialing 1-855-859-2056. Internationally, please dial +1-404-537-3406. The conference identification number is 76073890. The replay and presentation will also be available through the Company’s web site at http://ir.as-e.com/events.cfm.

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About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter X-rays. Learn more about AS&E products and technologies at www.as-e.com and follow us on Twitter @ase_detects.

Public Relations Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad; future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement. Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2014	June 30, 2013
Total net sales and contract revenues	$35,537	$43,084

Total cost of sales and contracts	19,068	23,937
Gross profit	16,469	19,147

Expenses:
Selling, general and administrative	8,191	7,409
Research and development	6,006	4,414
Total expenses	14,197	11,823

Operating income	2,272	7,324
Interest and other, net	(85)	(8)
Income before provision for income taxes	2,187	7,316
Provision for income taxes	733	2,451

Net income	$1,454	$4,865

Income per share - Basic	$0.18	$0.62
Income per share - Diluted	$0.18	$0.62

Weighted average shares - Basic	7,891	7,842
Weighted average shares - Diluted	7,913	7,882

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2014	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	$50,120	$62,143
Restricted cash and investments	14,570	14,603
Short-term investments, at fair value	87,479	88,649
Accounts receivable, net	30,242	34,317
Unbilled costs and fees	3,169	2,491
Inventories	38,100	32,935
Other current assets	14,417	10,234
Total current assets	238,097	245,372

Non-current assets:
Building, equipment and leasehold improvements, net	11,612	12,969
Restricted cash and investments	346	313
Other assets	7,148	6,857
Total assets	$257,203	$265,511

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$7,494	$10,618
Customer deposits	20,985	16,589
Deferred revenue	12,198	10,934
Other current liabilities	16,682	24,350
Total current liabilities	57,359	62,491

Non-current liabilities:
Lease financing liability	1,023	1,404
Other non-current liabilities	3,082	4,221
Total liabilities	61,464	68,116

Stockholders’ equity	195,739	197,395
Total liabilities and stockholders’ equity	$257,203	$265,511

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended
	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$1,454	$4,865
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	1,312	1,291
Provision for contracts, inventory, and accounts receivable reserves	(420)	32
Amortization of bond premium	289	470
Stock compensation expense	779	308

Changes in assets and liabilities:
Accounts receivable	4,068	3,139
Unbilled costs and fees	(678)	(355)
Inventories	(4,297)	(2,287)
Prepaid expenses and other assets	(4,474)	1,959
Accounts payable	(3,124)	633
Accrued income taxes	(2,072)	844
Customer deposits	4,396	4,766
Deferred revenue	115	(1,373)
Accrued expenses and other liabilities	(5,591)	(2,666)
Net cash provided by (used for) operating activities	(8,243)	11,626

Cash flows from investing activities:
Purchases of short-term investments	(21,133)	—
Proceeds from sales and maturities of short-term investments	22,000	47,638
Purchases of property and equipment, net	(396)	(707)
Net cash provided by investing activities	471	46,931

Cash flows from financing activities:
Increase in restricted cash and investments	—	(1,797)
Proceeds from exercise of stock options	116	1,452
Repurchase of shares of common stock	—	(12,306)
Repayment of leasehold financing liability	(376)	(369)
Payment of common stock dividend	(3,991)	(3,893)
Net cash used for financing activities	(4,251)	(16,913)

Net increase (decrease) in cash and cash equivalents	(12,023)	41,644
Cash and cash equivalents at beginning of period	62,143	40,418
Cash and cash equivalents at end of period	$50,120	$82,062

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